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                                                                    EXHIBIT 23.3

CONSENT OF BRUCE E. WALDMAN

     I consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-31076) and Form S-3 (File No. 333-40936) of Private Media Group, Inc. of my report dated March 17, 2003, with respect to the financial statements of Private North America Ltd. at December 31, 2002 and for the years ended December 31, 2002, and December 31, 2001, which report is included in this Annual Report (Form 10-K) for the fiscal year ended December 31, 2002.


Sherman Oaks, California

March 27, 2003


/s/ Bruce E. Waldman, C.P.A.
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Bruce E. Waldman, C.P.A.

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To the Shareholders and Board of Directors

Private North America Ltd.

         I have audited the accompanying balance sheet of Private North America Ltd. as of December 31, 2001 and December 31, 2002 and the related statements of income and retained earnings and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

         I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

         In my opinion, based on my audit, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Private North America Ltd. at December 31, 2001 and December 31, 2002 and the results of its operations and its cash flows for each of the two years ended December 31, 2002, in conformity with generally accepted accounting principles in the United States of America.

/s/ Bruce E. Waldman
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Bruce E. Waldman,

Certified Public Accountant
Sherman Oaks, California

March 17, 2003